LIVE NATION ENTERTAINMENT REPORTS FIRST QUARTER 2023 RESULTS

GLOBAL DEMAND FOR LIVE EVENTS IS UNPRECEDENTED
1Q23 FINANCIAL OVERVIEW (vs 1Q22, reported FX): Record Results Reflect Incredible Fan Demand
• Revenue Up 73% to $3.1 Billion
• Operating Income Up 5.3x to $143 Million
• AOI Up 53% to $320 Million
• Operating Cash Flow Reaches $1.2 Billion
• Adjusted Free Cash Flow Up Over 2x to $190 Million, Converting 59% of AOI
Global Business Drives Growth (All Metrics vs 1Q22)
• Live Music is #1 Leisure Category Global Consumers Expect to Spend More On
• Fan Count Up 79% to 19+ Million
• Ticketing Fee-Bearing Gross Transaction Value Up 60% to $7.7 Billion
• Sponsorship AOI Up 37% to $96 Million
Leading Indicators Point To A Record 2023
• Record Number of Fans Expected: ~90 Million Tickets Sold Year-To-Date for Live Nation Shows This Year
• Ticketing Set to Manage 600 Million Tickets Globally This Year
• Sponsorship on Track for Double-Digit AOI Growth

LOS ANGELES – May 4, 2023 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the quarter ended March 31, 2023.
2023 is off to a tremendous start. For the first time in three years, all of our markets are fully open. The common theme we are seeing around the world is that live experiences are a high priority for fans.
In the first quarter, we delivered record results across all divisions, as well as record support for artists. From ticket sales, to attendance, and onsite spend - every sign points to incredible demand for live events. In the first quarter, over 19 million fans attended our shows across 45 countries and we sold over 145 million tickets with record levels of activity across all markets.
We delivered revenue of $3.1 billion, operating income of $143 million, and AOI of $320 million, up 73%, 5.3x, and 53% respectively, relative to the first quarter of last year. This performance is indicative of our continued long-term growth and sets the stage for a record 2023, as we are more positive than ever about artists touring, fans attending concerts to see their favorite artists, and our role helping make this happen.
Live Entertainment Demand Is Unprecedented
What is clear as we look at our results and operating metrics is that global demand for live events continues to reach new heights – demand has been growing for a long time and is showing no signs of letting up. Talking to fans, they say that live experiences are the number one leisure category where they expect to spend more in the future. Naturally, this is leading to record levels of activity in both our concerts and ticketing businesses.
First, in concerts we have sold nearly 90 million tickets for shows this year, tracking more than 20% ahead of this point last year. These early sales have been driven by a record number of stadium shows and continued strong growth in arena tours. With many major tours – from Beyoncé to Drake to Bruce Springsteen – demand was so strong that even when artists added a number of additional shows, they still were not able to meet all of the fan demand.
As a further initiative to make tickets affordable to all fans, we launched today our Summer Concert Week sale, with $25 tickets available to over 3,800 shows.
When fans attend our shows, they continued spending to enhance their experience. While our key outdoor season has not started yet, early reads from U.S. and European indoor venues that we operate demonstrate further growth in average per fan revenue. As we provide more elevated hospitality options for fans, we have launched Vibee, which hosts destination events centered around live music and launched this week with U2 Sphere VIP packages selling out.
We have also continued building our Venue Nation portfolio, with new venues expected to host nearly three million fans at one thousand shows this year, driving more long-term growth and profitability across all our businesses.
Our ticketing business benefits from the same structural tailwinds as concerts, with further growth driven by our success in adding new clients, notably in international markets. As a result, we sold 73 million fee-bearing tickets in the first quarter, up 40% and delivered $7.7 billion in fee-bearing gross transaction value, up 60% vs first quarter 2022. We are seeing growth in both volume and pricing across our global markets. This holds true across all event types from concerts to sports; and from the biggest superstars to new artists.
Brands Seeking to Connect With Fans
Our brand partners recognize that the passion for live music has never been greater, and that Live Nation provides a unique on-site and on-line platform to connect with fans in meaningful ways on a global scale.

In the first quarter, we continued adding partners for 2023 and beyond including Google Pixel, PayPal, and Levi’s. With this, we have commitments for over 80% of our planned sponsorship for the year.
Equally important, fans are embracing the value brands can provide to the concert experience, with around 70% of live music goers agreeing that brands can enhance their time at the show. Our team is the best in the industry at working with brands to develop programs that deliver value to fans, which in turn grows our brand relationships and attracts new ones.
Looking Forward
Our results for the first quarter demonstrate the success of our strategy and sets us up for strong growth in 2023. We expect to host a record number of fans this year, even against a 2022 comparison which benefited from rescheduled shows attended by 20 million fans. Ticketmaster should also deliver record activity, with around 600 million tickets managed globally this year. Our sponsorship business, even after incredible growth last year, looks to be on track for double-digit AOI growth again this year.
As we then look to 2024 and beyond, we have all the necessary levers to build our flywheel globally and continue to compound AOI by double-digits for the foreseeable future.
Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

Photo Credits: Beyoncé - Courtesy of Parkwood Entertainment; Usher - Denise Truscello; RBD

The company will webcast a teleconference today at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – FIRST QUARTER
(unaudited; $ in millions)

	Q1 2023 Reported	Q1 2022 Reported	Growth	Q1 2023 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$2,281.2	$1,207.8	89%	$2,328.0	93%
Ticketing	677.7	480.4	41%	684.3	42%
Sponsorship & Advertising	170.1	115.7	47%	169.8	47%
Other and Eliminations	(1.6)	(1.1)	*	(1.5)	*
	$3,127.4	$1,802.8	73%	$3,180.6	76%

Consolidated Operating Income	$142.8	$27.1	*	$148.2	*

Adjusted Operating Income (Loss)
Concerts	$0.8	$(49.2)	*	$2.6	*
Ticketing	271.1	206.2	31%	271.5	32%
Sponsorship & Advertising	95.4	69.7	37%	95.8	37%
Other and Eliminations	(7.8)	(4.4)	*	(7.8)	*
Corporate	(39.8)	(13.3)	*	(39.8)	*
	$319.7	$209.0	53%	$322.3	54%
* Percentages are not meaningful

Reconciliation of Adjusted Operating Income to Operating Income (Unaudited)

	Q1 2023	Q1 2022
	(in millions)
Adjusted Operating Income	$319.7	$209.0
Acquisition expenses	13.2	12.0
Amortization of non-recoupable ticketing contract advances	20.4	18.5
Depreciation and amortization	115.2	100.5
Loss on sale of operating assets	0.5	1.7
Stock-based compensation expense	27.6	49.2
Operating income	$142.8	$27.1

KEY OPERATING METRICS
(unaudited)

	Q1 2023	Q1 2022
	(in thousands except estimated events)
Concerts (1)
Estimated events:
North America	6,036	4,736
International	3,594	1,978
Total estimated events	9,630	6,714
Estimated fans:
North America	7,575	6,829
International	11,934	4,069
Total estimated fans	19,509	10,898
Ticketing (2)
Estimated number of fee-bearing tickets	72,579	51,563
Estimated number of non-fee-bearing tickets	73,200	59,883
Total estimated tickets sold	145,779	111,446

 _________

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.

(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This includes primary tickets sold during the year regardless of event timing, except for our own events where our concert promoters control ticketing which are reported when the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our “do it yourself” platform. These ticket metrics are net of any refunds requested and any cancellations that occurred during the period, which may result in a negative number.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q1 2023	Q1 2022
Net cash provided by operating activities	$1,155.8	$1,198.3
Less: Changes in operating assets and liabilities (working capital)	(902.3)	(1,056.4)
Free cash flow from earnings	$253.5	$141.9
Less: Maintenance capital expenditures	(8.6)	$(13.8)
Distributions to noncontrolling interests	(54.9)	(39.0)
Free cash flow — adjusted	$190.0	$89.1

Net cash used in investing activities	$(59.8)	$(115.0)

Net cash provided by (used in) financing activities	$225.7	$(75.0)

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	March 31, 2023
Cash and cash equivalents	$6,992.0
Client cash	(1,422.0)
Deferred revenue — event-related	(4,432.3)
Accrued artist fees	(122.0)
Collections on behalf of others	(58.5)
Prepaid expenses — event-related	905.9
Free cash	$1,863.1
•As of March 31, 2023, total cash and cash equivalents were $7.0 billion, which includes $1.4 billion in ticketing client cash and $1.9 billion in free cash. This free cash, along with $579.7 million of available debt capacity, gives the company $2.4 billion of available liquidity. The company believes this level of liquidity will provide its needs to fund operations and future investment opportunities.
•The company expects capital expenditures to be approximately $450 million in 2023 as we continue catching up on projects delayed due to supply chain constraints and further expand our global platform.

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements the regarding fan demand; the company’s expectation that its new venues will host nearly 3 million fans in 2023 at approximately 1,000 shows; the company’s positioning for strong growth and a record 2023; the company’s expectations that it will host a record number of fans in 2023, that Ticketmaster will deliver record activity with around 600 million tickets managed globally in 2023, and that the company’s sponsorship and advertising business is on track for double-digit adjusted operating income growth in 2023; the company’s ability to compound adjusted operating income by double-digits for the foreseeable future; the company’s belief that its current level of liquidity will provide its needs to fund operations and future investment opportunities; and the company’s current expectations for capital expenditures for 2023.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31, 2023	December 31, 2022
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$6,991,987	$5,606,457
Accounts receivable, less allowance of $62,224 and $63,294, respectively	1,657,210	1,465,383
Prepaid expenses	1,323,199	949,826
Restricted cash	5,465	5,917
Other current assets	119,260	131,939
Total current assets	10,097,121	8,159,522
Property, plant and equipment, net	1,887,070	1,487,663
Operating lease assets	1,580,919	1,571,395
Intangible assets
Definite-lived intangible assets, net	1,054,538	1,050,622
Indefinite-lived intangible assets, net	368,771	368,712
Goodwill	2,577,317	2,529,380
Long-term advances	594,556	568,558
Other long-term assets	709,299	724,989
Total assets	$18,869,591	$16,460,841
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,815,911	$1,791,025
Accounts payable	172,649	180,076
Accrued expenses	2,002,429	2,368,434
Deferred revenue	5,103,432	3,134,800
Current portion of long-term debt, net	63,870	620,032
Current portion of operating lease liabilities	142,951	140,232
Other current liabilities	72,845	68,716
Total current liabilities	9,374,087	8,303,315
Long-term debt, net	6,547,911	5,283,467
Long-term operating lease liabilities	1,646,624	1,654,525
Other long-term liabilities	511,473	455,971
Commitments and contingent liabilities
Redeemable noncontrolling interests	710,350	669,766
Stockholders' equity
Common stock	2,289	2,285
Additional paid-in capital	2,535,553	2,698,316
Accumulated deficit	(2,974,398)	(2,971,229)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(17,425)	(90,076)
Total Live Nation stockholders' equity	(460,846)	(367,569)
Noncontrolling interests	539,992	461,366
Total equity	79,146	93,797
Total liabilities and equity	$18,869,591	$16,460,841

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,
	2023	2022
	(in thousands, except share and per share data)
Revenue	$3,127,390	$1,802,808
Operating expenses:
Direct operating expenses	2,115,589	1,071,022
Selling, general and administrative expenses	690,321	570,182
Depreciation and amortization	115,185	100,469
Loss on disposal of operating assets	504	1,665
Corporate expenses	63,015	32,410
Operating income	142,776	27,060
Interest expense	89,215	66,773
Loss on extinguishment of debt	18,366	—
Interest income	(40,313)	(7,564)
Equity in earnings of nonconsolidated affiliates	(4,107)	(4,288)
Other expense, net	11,583	9,399
Income (loss) before income taxes	68,032	(37,260)
Income tax expense	23,840	11,696
Net income (loss)	44,192	(48,956)
Net income attributable to noncontrolling interests	47,361	1,226
Net loss attributable to common stockholders of Live Nation	$(3,169)	$(50,182)

Basic and diluted net loss per common share available to common stockholders of Live Nation	$(0.25)	$(0.39)

Weighted average common shares outstanding:
Basic and diluted	228,162,831	221,890,625

Reconciliation to net loss available to common stockholders of Live Nation:
Net loss attributable to common stockholders of Live Nation	$(3,169)	$(50,182)
Accretion of redeemable noncontrolling interests	(54,933)	(35,714)
Net loss available to common stockholders of Live Nation—basic and diluted	$(58,102)	$(85,896)

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2023	2022
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$44,192	$(48,956)
Reconciling items:
Depreciation	57,710	50,760
Amortization	57,475	49,709
Amortization of non-recoupable ticketing contract advances	20,363	18,527
Amortization of debt issuance costs and discounts	4,630	4,114
Loss on extinguishment of debt	18,366	—
Stock-based compensation expense	27,571	49,241
Unrealized changes in fair value of contingent consideration	9,702	10,904
Equity in losses of nonconsolidated affiliates, net of distributions	7,793	2,090
Provision for uncollectible accounts receivable	6,054	(536)
Other, net	(307)	6,078
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(163,603)	(152,725)
Increase in prepaid expenses and other assets	(369,494)	(338,017)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(460,749)	236,584
Increase in deferred revenue	1,896,145	1,310,527
Net cash provided by operating activities	1,155,848	1,198,300
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(33,579)	(18,399)
Collections of notes receivable	2,825	6,709
Investments made in nonconsolidated affiliates	(6,455)	(26,243)
Purchases of property, plant and equipment	(116,886)	(62,525)
Cash acquired from (paid for) acquisitions, net of cash paid (acquired)	96,382	(13,962)
Other, net	(2,076)	(533)
Net cash used in investing activities	(59,789)	(114,953)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	987,793	700
Payments on long-term debt	(604,584)	(12,784)
Contributions from noncontrolling interests	5,944	5,712
Distributions to noncontrolling interests	(54,915)	(38,966)
Purchases and sales of noncontrolling interests, net	(21,606)	(105)
Payments for capped call transactions	(75,500)	—
Proceeds from exercise of stock options	994	10,907
Taxes paid for net share settlement of equity awards	(7,949)	(36,568)
Payments for deferred and contingent consideration	(2,606)	(3,610)
Other, net	(1,870)	(327)
Net cash provided by (used in) financing activities	225,701	(75,041)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	63,318	(21,079)
Net increase in cash, cash equivalents, and restricted cash	1,385,078	987,227
Cash, cash equivalents and restricted cash at beginning of period	5,612,374	4,887,792
Cash, cash equivalents and restricted cash at end of period	$6,997,452	$5,875,019